As filed with the Securities and Exchange Commission on August 2, 2012, Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

 Gran Tierra Energy Inc.

(Exact name of registrant as specified in its charter)

Nevada	98-0479924
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

 300, 625 - 11th Avenue S.W.

Calgary, Alberta, Canada T2R 0E1

(Address of principal executive offices, including zip code)

2007 Equity Incentive Plan

(Full title of the plan)

Dana Coffield

President & Chief Executive Officer

300, 625 - 11th Avenue S.W.

Calgary, Alberta, Canada T2R 0E1

(403) 265-3221

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Nancy Wojtas

Brett White

Cooley llp

3175 Hanover Street

Palo Alto, CA 94304-1130

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	16,500,000 shares	$4.545	$74,992,500	$8,595

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on July 30, 2012, as reported on the NYSE Mkt.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 16,500,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2007 Equity Incentive Plan.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The contents of the earlier registration statements relating to the 2007 Equity Incentive Plan previously filed with the Securities and Exchange Commission (the “SEC”) on October 19, 2007 (File No. 333-146815), January 28, 2009 (File No. 333-156994), and December 13, 2010 (File No. 333-171122), are incorporated herein by reference and made a part hereof, other than with respect to the sections entitled “Incorporation of Certain Documents by Reference.”

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a)  The Registrant’s Annual Report on Form 10-K filed with the SEC on February 27, 2012.

(b)  The Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 7, 2012.

(c)  The Registrant’s Current Reports on Form 8-K filed with the SEC on February 9, 2012, February 13, 2012, February 17, 2012, March 30, 2012, and June 29, 2012, and on Form 8-K/A filed on April 3, 2012.

(d)   The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed with the SEC on April 30, 2007, under the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description (including the Registrant’s Current Reports on Form 8-K filed with the SEC on December 13, 2010).

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

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EXHIBITS

Exhibit Number	Description

5.1	Opinion of Greenberg Traurig, LLP with respect to the legality of the securities registered hereunder.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).

23.3	Consent of GLJ Petroleum Consultants Ltd.

24.1	Powers of Attorney (included on the signature page hereto).

99.1	2007 Equity Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on this 2nd day of August, 2012.

Gran Tierra Energy Inc.

By:	/s/ Dana Coffield
Dana Coffield
Title: Chief Executive Officer and President

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Dana Coffield, James Rozon and David Hardy, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dana Coffield	President, Chief Executive Officer and Director	August 1, 2012
Dana Coffield	(Principal Executive Officer)

/s/ James Rozon	Chief Financial Officer (Principal Financial Officer	August 1, 2012
James Rozon	and Accounting Officer)

/s/ Jeffrey Scott	Chairman of the Board of Directors	August 1, 2012
Jeffrey Scott

/s/ Verne Johnson	Director	August 1, 2012
Verne Johnson

/s/ J. Scott Price	Director	August 1, 2012
J. Scott Price

/s/ Nicholas G. Kirton	Director	August 1, 2012
Nicholas G. Kirton

/s/ Ray Antony	Director	August 1, 2012
Ray Antony

/s/ Gerry Macey	Director	August 1, 2012
Gerry Macey

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Greenberg Traurig, LLP with respect to the legality of the securities registered hereunder.
23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Greenberg Traurig (included in Exhibit 5.1).

23.3	Consent of GLJ Petroleum Consultants Ltd.

24.1	Powers of Attorney (included on the signature page hereto).

99.1	2007 Equity Incentive Plan.